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                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

                             SONICBLUE INCORPORATED

                                       AND

          THE INITIAL PURCHASERS OF 7-3/4% SECURED SENIOR SUBORDINATED
                         CONVERTIBLE DEBENTURES DUE 2005







                                    INDENTURE

                           DATED AS OF APRIL 22, 2002



       7-3/4% SECURED SENIOR SUBORDINATED CONVERTIBLE DEBENTURES DUE 2005





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               THIS INDENTURE, dated as of April 22, 2002, is entered into by and between SONICBLUE INCORPORATED, a Delaware corporation (the "Company"), and the Initial Purchasers of Debentures identified on the signature pages hereto.

                                   WITNESSETH:

               WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 7-3/4% Secured Senior Subordinated Debentures due 2005 (the "Debentures"), in an aggregate principal amount of $75,000,000 and, to provide the terms and conditions upon which the Debentures are to be issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

               WHEREAS, all acts and things necessary to make the Debentures, when executed and delivered by the Company to the Debenture holders, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               That in order to declare the terms and conditions upon which the Debentures are, and are to be, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Initial Purchasers and all holders of Debentures, as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1 Definitions. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture, which are defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Securities Act as in force at the date of execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

               "1996 Indenture" means the Indenture dated as of September 12, 1996 between the Company and State Street Bank and Trust Company of California, N.A., as trustee, pursuant to which the Subordinated Notes were issued.

               "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies


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of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "All Cash Interest Option" has the meaning specified in Section 2.3(b).

               "beneficial owner" shall be determined in accordance with Rule 13d-3 and 13d-5, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act.

               "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder. "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to each Debenture holder.

               "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York are authorized or obligated by law or executive order to close or be closed.

               "Cap Allocation Amount" shall have the meaning specified in
Section 15.8.

               "Change of Control" means an event or series of events as a result of which (i) any person or group is or becomes the beneficial owner of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company, and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged into or for other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (iii) any time Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company); provided, however, that a Change of Control shall not be deemed to have occurred if either (x) the Closing Price (as defined in Section 13.5) of the Common Stock for any five (5) Trading Days within a period of ten (10) Trading Days ending immediately before the Change of Control is at least equal to 105% of the Conversion Price of the Debentures in effect on each such Trading Day or (y) at least 90% of the consideration (excluding cash payments for dissenting and fractional shares) in the transaction or transactions constituting the Change of Control consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions such Debentures become convertible solely into such common stock.


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               "Closing Price" has the meaning specified in Section 13.5(g)(1).

               "Commission" shall mean the Securities and Exchange Commission.

               "Common Stock" shall mean any capital stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 13.6, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               "Company" shall mean SONICblue Incorporated, a Delaware corporation, and subject to the provisions of Article XI, shall include its successors and assigns.

               "Company Notice" shall have the meaning specified in Section 14.3(a).

               "Complete Restructuring" shall have the meaning specified in
Section 8.1.

               "Complete Restructuring Notice" shall have the meaning specified in Section 8.1.

               "Congress Facility" shall mean the Indebtedness represented by the Second Amended and Restated Loan and Security Agreement, dated as of August 19, 1998 among Congress Financial Corporation (Western), on the one hand, and Sensory Science Corporation and California Audio Labs, LLC, on the other hand, as such agreement may be amended and modified from time to time.

               "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of such board on April 22, 2002 or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election. (Under this definition, if the current Board of Directors of the Company were to approve a new director or directors and then resign, no Change in Control would occur even though the current Board of Directors would thereafter cease to be in office).

               "Conversion Price" shall have the meaning specified in Section 13.4.

               "Current Market Price" has the meaning specified in Section 13.5(g)(2).


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               "Debenture" or "Debentures" shall mean any debenture or
debentures, as the case may be, issued and delivered under this Indenture.

               "Debenture holder" or "holder" as applied to any Debenture, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Debenture is registered on the Debenture register.

               "Debenture register" shall have the meaning specified in Section 2.5.

               "Default" or "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

               "Designated Event" shall mean a Change of Control or a Termination of Trading.

               "Event of Default" shall mean any event specified in Section 7.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) or (l) continued for the period of time, if any, and after the giving of notice, if any, therein designated.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Exchange Cap" shall have the meaning specified in Section 15.8.

               "Expiration Time" shall have the meaning specified in Section 13.5(d).

               "fair market value" has the meaning specified in Section 13.5(g)(3).

               "Indebtedness" shall have the meaning specified in Section
7.1(e).

               "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

               "Initial Purchasers" shall mean Portside Growth & Opportunity Fund, Smithfield Fiduciary LLC and Citadel Equity Fund Ltd., as Buyers under the Purchase Agreement.

               "Interest Shares" has the meaning specified in Section 2.3(b).

               "Interest Share Conversion Ratio" has the meaning specified in
Section 2.3(b).

               "Maturity Date" shall mean September 1, 2005, as the same may be extended pursuant to a supplemental indenture executed and delivered in accordance with Article X hereof.

               "Mixed Interest Option" has the meaning specified in Section 2.3(b).

               "Mixed Interest Option Election Notice" has the meaning specified in Section 2.3(b).

               "non-electing shares" shall have the meaning specified in Section 13.6.


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               "Officers' Certificate" shall mean a certificate signed by (a)
one of the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title "Vice President") and (b) one of the Chief Financial Officer, Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to each Debenture holder.

               "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or any Subsidiary, or other counsel acceptable to holders of a majority in aggregate principal amount of the Debentures then outstanding, which is delivered to each holder of Debentures.

               "Option Agreement" shall have the meaning specified in Section 7.1(i).

               "Outstanding," when used with reference to Debentures, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Debentures executed and delivered by the Company under this Indenture, except:

               (a) Debentures theretofore canceled by any holder of Debentures or delivered to the Company for cancellation;

               (b) Debentures, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been set aside and segregated in trust by the Company; provided that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.2;

               (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been delivered pursuant to the terms of Section 2.5(b); and

               (d) Debentures converted into Common Stock pursuant to Article XIII; and

               (e) Debentures deemed not outstanding pursuant to Section 3.2.

               "Partial Restructuring" shall have the meaning specified in
Section 8.2.

               "Partial Restructuring Notice" shall have the meaning specified in Section 8.2.

               "Partial Restructuring Option" shall have the meaning specified in Section 8.2.

               "Partial Restructuring Option Exercise Notice" shall have the meaning specified in Section 8.2.

               "Pledge Agreement" has the meaning specified in Section 4.6.

               "Person" or "person" shall, except as to references in Article XIV, mean a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.


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               "person" or "group", for purposes of Article XIV only, shall include any syndicate or group which would be deemed to be a "person" under
Section 13(d)(3) and 14(d) of the Exchange Act as in effect on the date of the original execution of this Indenture;

               "Predecessor Debenture" of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture delivered under Section 2.5(b) in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

               "Purchase Agreement" shall mean the Securities Purchase Agreement dated as of April 19, 2002 by and among the Company and the Initial Purchasers.

               "Purchased Shares" shall have the meaning specified in Section 13.5(f).

               "Record Date" shall have the meaning specified in Section 13.5(g)(4).

               "Reference Period" shall have the meaning specified in Section 13.5(d).

               "Registration Rights Agreement" shall mean that certain registration rights agreement between the Company and the Initial Purchasers relating to the filing of a registration statement covering the resale of the
(i) shares of Common Stock issuable upon conversion of the Debentures; (ii) Interest Shares and (iii) shares of Common Stock issuable upon exercise of the Warrants to purchase Common Stock issued to the Initial Purchasers pursuant to the Purchase Agreement.

               "Registrable Securities" has the meaning specified in the Registration Rights Agreement.

               "Registration Statement" has the meaning specified in the Registration Rights Agreement.

               "Repurchase Price" has the meaning specified in Section 14.1.

               "Securities" shall have the meaning specified in Section 13.5(d).

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Senior Default Notice" has the meaning specified in Section 4.2.

               "Senior Indebtedness" shall mean the principal of, premium, if any, interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law) and any other payment due pursuant to any of the following, whether outstanding on the date of this Indenture or thereafter incurred or created:


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               (a) All indebtedness of the Company for monies borrowed (i) from banks, trust companies, insurance companies, equipment leasing companies or other financial institutions that in the ordinary course of business make loans (each, a "Qualified Lender"), including without limitation, all indebtedness represented by the Congress Facility or (ii) as evidenced by debt securities that are not exercisable or convertible into or exchangeable for capital stock of the Company and that are sold in a registered public offering or in one or more transactions in connection with resales of such debt securities pursuant to Rule 144A under the Securities Act;

               (b) All indebtedness of the Company due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto) issued by Qualified Lenders;

               (c) All indebtedness or other obligations of the Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements entered into with Qualified Lenders;

               (d) All indebtedness consisting of commitment or standby fees due and payable to Qualified Lenders with respect to credit facilities or letters of credit available to the Company;

               (e) All obligations of the Company under leases required or permitted to be capitalized under generally accepted accounting principles and entered into with Qualified Lenders;

               (f) All indebtedness or obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d) or (e) due or owing to Qualified Lenders assumed by or guaranteed in any manner by the Company or in effect guaranteed (directly or indirectly) by the Company through an agreement to purchase, contingent or otherwise, and all obligations of the Company under any such guarantee or other arrangements;

               (g) All indebtedness of the Company due and owing to Via Technologies, Inc. in an aggregate principal amount not to exceed $15,000,000 or the equivalent thereof in any other currency or composite currency (the "Via Indebtedness"); and

               (h) All renewals, extensions, refunds, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f) above entered into with Qualified Lenders and, in the case of (g) above, subject to the $15,000,000 limitation set forth therein; unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such Indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not superior to, or is pari passu with, the Debentures; provided that "Senior Indebtedness" shall not include (i) any indebtedness of any kind of the Company to any Subsidiary, (ii) indebtedness, other than the Via Indebtedness, for trade payables or constituting the deferred purchase price of assets or services


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incurred in the ordinary course of business, (iii) indebtedness of the Company evidenced by the Debentures, which shall rank equally and ratably with each other and (iv) Subordinated Indebtedness, including, without limitation, the Subordinated Notes.

               "Significant Subsidiary" shall mean, with respect to any person, a Subsidiary of such person organized under the laws of the United States of America, any state thereof, or the District of Columbia that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the Commission (as such Regulation is in effect on the date hereof).

               "Subordinated Indebtedness" means any Indebtedness of the Company that is expressly subordinated in right of payment to the Debentures, including, without limitation, the Subordinated Notes.

               "Subordinated Notes" shall mean the Company's 5 3/4% Subordinated Convertible Notes due 2003 (CUSIP No. 784849AA9) issued pursuant to the 1996 Indenture.

               "Subsidiary" shall mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means capital stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

               "Termination of Trading" shall have occurred if the Common Stock of the Company (or other common stock into which the Debentures are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

               "Trading Day" has the meaning specified in Section 13.5(g)(5).

               "Trigger Event" shall have the meaning specified in Section 13.5(d).

               "UMC" has the meaning specified in Section 4.6.

                                   ARTICLE II

                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                           AND EXCHANGE OF DEBENTURES

               SECTION 2.1 Designation, Amount and Issue of Debentures. The Debentures shall be designated as "7-3/4% Secured Senior Subordinated Convertible Debentures due 2005". Debentures not to exceed the aggregate principal amount of $75,000,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by an officer of the Company authorized by the Board of Directors and delivered to the holders of Debentures.

               SECTION 2.2 Form of Debentures. The Debentures shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.


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               On the date hereof, Debentures shall be issued directly to the
Initial Purchasers.

               The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the holders of Debentures, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               SECTION 2.3 Date and Denomination of Debentures; Payments of Interest.

                      (a) The Debentures shall be issuable in certificated form without coupons in minimum denominations of $250,000 principal amount and integral multiples of $1,000 in excess thereof. Every Debenture shall be dated the date hereof, shall bear interest from the date hereof and shall be payable on the dates specified on the face of the form of Debenture, attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                      (b) Notwithstanding anything herein or in the Debentures to the contrary, payments of interest on the Debentures shall be payable either in all cash (the "All Cash Interest Option") or, at the option of the Company, subject to the limitations set forth in this Section 2.3(b) and in Sections 15.7 and 15.8 hereof, 50% of each interest payment may be made in shares of Common Stock ("Interest Shares") and 50% of each interest payment may be made in cash (the "Mixed Interest Option"), provided; however; that the Company may not select the Mixed Interest Option and interest payments which accrued during any period shall be payable only in cash unless the Company provides written notice ("Mixed Interest Option Election Notice") to each holder of Debentures at least five (5) Trading Days prior to the applicable interest payment date; provided, further, that in no event may the Company deliver to any holder more than 200,000 Interest Shares in respect of any payment of interest due hereunder to such holder, in which case the balance of such interest payment shall be made only in cash. Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded up or down to the nearest whole share) of Common Stock equal to the quotient of (i) 50% of the amount of the interest payment due on the applicable interest payment date divided by (ii) 95% of the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the applicable interest payment date (the "Interest Share Conversion Rate"). Notwithstanding the foregoing, the Company shall be required to make interest payments in cash only if (x) any event constituting a default or an Event of Default has occurred and is continuing on the applicable interest payment date or any date which is within 10 Trading Days prior to the applicable interest payment date, unless otherwise consented to in writing by the holder of the Debenture entitled to receive such interest payment or (y) from and after the time that any Registration Statement is required to be effective, such Registration Statement is not effective and available for the resale of all of the Registrable Securities on the applicable interest payment date or each date which is within 10 Trading Days prior to the applicable interest payment date.

                      (c) The person in whose name any Debenture (or its Predecessor Debenture) is registered at the close of business on any record date with respect to any interest payment date (including any Debenture that is converted after the record date and on or before the interest payment date) shall be entitled to receive the interest payable on such interest


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payment date notwithstanding the cancellation of such Debenture upon any transfer, exchange or conversion subsequent to the record date and on or prior to such interest payment date; provided that in the case of any Debenture, or portion thereof, called for redemption pursuant to Article III on a redemption date or repurchased by the Company pursuant to Article XIV on a repurchase date during the period from the close of business on the record date to the close of business on the Business Day next preceding the following interest payment date, interest shall not be paid to the person in whose name the Debenture, or portion thereof, is registered on the close of business on such record date, and the Company shall have no obligation to pay interest on such Debenture or portion thereof except to the extent required to be paid upon such redemption or repurchase in accordance with Article III or Article XIV. The term "record date" with respect to any interest payment date shall mean the February 15 or August 15 (whether or not a Business Day) next preceding the March 1 or September 1 interest payment date, respectively.

               SECTION 2.4 Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, its President and Chief Executive Officer, any of its Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries. The holders of all Debentures shall be entitled to the benefits of this Indenture.

               SECTION 2.5 Exchange and Registration of Transfer of Debentures; Restrictions on Transfer.

                      (a) The Company shall cause to be kept at its principal place of business a register (the register maintained in such office referred to as the "Debenture register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.

               Upon surrender for registration of transfer of any Debenture to the Company, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute and deliver in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

               Subject to the other provisions of this Section 2.5(a), Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at the Company's principal place of business. Whenever any Debentures are so surrendered for exchange, the Company shall execute and deliver the Debentures which the Debenture holder making the exchange is entitled to receive.

               All Debentures presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of


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
transfer in form reasonably satisfactory to the Company and duly executed by the Debenture holder thereof or its attorney duly authorized in writing.

               No service charge shall be charged to the Debenture holder for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

               The Company shall not be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed or (b) subject to Section 3.2, any Debentures called for redemption or, if a portion of any Debenture is selected or called for redemption, such portion thereof selected or called for redemption or (c) subject to Article XIII, any Debentures surrendered for conversion or, if a portion of any Debenture is surrendered for conversion, such portion thereof surrendered for conversion.

               All Debentures issued upon any transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.

                      (b) Mutilated, Destroyed, Lost or Stolen Debentures. In the event that any holder of Debentures notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and outstanding principal amount, if different than that shown on the original Debenture(s)) shall be issued by the Company to such holder, provided that the holder of such Debenture executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture(s).

                                   ARTICLE III

                            REDEMPTION OF DEBENTURES

               SECTION 3.1 Redemption Price. The Company may, at its option at any time and from time to time, redeem all or any part of the Debentures on any date prior to maturity, upon notice as set forth in Section 3.2, at 100% of the principal amount, together with accrued interest, if any, to, but excluding, the date fixed for redemption.

               SECTION 3.2 Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.1, it shall fix a date for redemption, and it shall deliver to each holder of Debentures a written notice of such redemption at least twenty (20) and not more than sixty (60) days prior to the date fixed for redemption to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the Debenture register. Such delivery shall be made by fax and overnight courier in accordance with Section 15.3 hereof.

               Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the date fixed for redemption, the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue unless the Company fails to make such redemption, in which case interest shall continue to accrue as provided in Section 2.3(a) and principal and interest shall continue to be payable in accordance with the terms hereof. Such notice shall also state the current Conversion Price and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

               On or prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will pay in immediately available funds to an account designated on the Schedule of Buyers attached hereto (as the same may be changed by delivery of written instructions by such holder to the Company at least two Business Days prior to the date of such payment) an amount of money sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the redemption price provided above, together with accrued interest to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the holder by 10:00 a.m. New York City time, on such date.

               Notwithstanding anything herein to the contrary, any redemption effected by the Company pursuant to this Section 3.2 shall be made, on a pro rata basis, among all holders of Debentures.

               If any Debenture selected for partial redemption is converted in part after such selection, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is converted as a whole or in part before the delivery of the notice of redemption. If any Debenture is to be redeemed in part only, a new Debenture or Debentures in principal amount equal to the unredeemed principal portion thereof shall be issued.

               Upon any redemption of less than all Debentures, the Company may (but need not) treat as outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the delivery of a notice of redemption and may (but need not) treat as not outstanding any Debenture delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

               SECTION 3.3 Payment of Debentures Called for Redemption. If notice of redemption has been given as above provided, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, and on and after said date interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and such Debentures shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and to be entitled to any benefit or security under this Indenture. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof to be redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Debentures registered as such on the relevant record date subject to the terms and provisions of Section 2.3 hereof.

               Upon presentation of any Debenture redeemed in part only, the Company shall execute and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

                                   ARTICLE IV

                           SUBORDINATION OF DEBENTURES

               SECTION 4.1 Agreement of Subordination. The Company covenants and agrees, and each holder of Debentures issued hereunder by its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article IV; and each person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

               The payment of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the redemption price or repurchase price with respect to the Debentures to be redeemed or repurchased, as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

               The Company and the holders of Debentures agree that the Debentures constitute "Senior Indebtedness" under the 1996 Indenture and that the holders of Debentures are entitled to the rights and benefits of a holder of "Senior Indebtedness" under the 1996 Indenture.

               No provision of this Article IV shall prevent the occurrence of any default or Event of Default hereunder.

               SECTION 4.2 Payments to Debenture Holders. In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or premium, if any, or interest on, the Debentures (including, but not limited to, the redemption price or repurchase price with respect to the Debentures to be redeemed or repurchased, as provided in this Indenture).

               In the event (i) any event of default with respect to any Senior Indebtedness shall have occurred and be continuing which permits the holders of such Senior Indebtedness (or a trustee or other representative on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Company and each holder of Debentures by any holders of Senior Indebtedness to which such event of default relates (or a trustee or other representative on behalf of the holders thereof) (a "Senior Default Notice"), unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) any judicial proceeding shall be pending with respect to any such event of default, then no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest on the Debentures, provided, however, that clause (i) of this paragraph shall not prevent the making of any such payment for more than 179 days after a Senior Default Notice shall have been received by each holder of Debentures unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Senior Indebtedness has been paid in full. Notwithstanding the foregoing, no event of default which existed or was continuing on the date of any Senior Default Notice shall be made the basis for the giving of a second Senior Default Notice; and, provided, further, that only one such Senior Default Notice may be given during any period of 360 consecutive days, regardless of the number of defaults with respect to Senior Indebtedness during such 360-day period. Notwithstanding the foregoing, the Company may make and the holders of Debentures may receive and apply any payment in respect of the Debentures (for principal, and premium, if any, or interest) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (i) and (ii) above. In addition, nothing in this paragraph shall prevent the Company from making or the holders of Debentures from receiving or applying any payment in connection with the redemption of the Debentures if the first publication of notice of redemption (whether by mail or otherwise in accordance with this Indenture) has been made prior to the occurrence of any of the contingencies specified in clauses (i) and
(ii) above.

               Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (other than as permitted in Article XI), all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the

Debentures; and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures under this Indenture would be entitled, except for the provision of this Article IV, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Debentures under this Indenture if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures under this Indenture.

               In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by any holders of the Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment in accordance with its terms, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

               For purposes of this Article IV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article IV with respect to the Debentures) to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or adjustment and
(ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or by the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all its property to another corporation upon the terms and conditions provided for in
Article XI shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XI. This Section 4.2 shall be subject to the further provisions of Section 4.5.

               SECTION 4.3 Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Debentures pursuant to the subrogation provisions of this Article IV, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

               Nothing contained in this Article IV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article IV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

               Upon any payment or distribution of assets of the Company referred to in this Article IV, the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

               SECTION 4.4 Notice to Debenture Holders. The Company shall give prompt written notice in the form of an Officers' Certificate to each holder of Debentures of any fact known to the Company which would prohibit the making of any payment of monies in respect of the Debentures pursuant to the provisions of this Article IV. Notwithstanding the provisions of this Article IV or any other provision of this Indenture, no holder of Debentures shall be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of monies in respect of the Debentures pursuant to the provisions of this Article IV, unless and until such holder of Debenture(s) shall have received written notice thereof from the Company (in the form of an Officers' Certificate) or a holder or holders of Senior Indebtedness or from any trustee thereof who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Debenture holder to be such holder or trustee; and before the receipt of any such written notice, the holders of Debentures shall be entitled in all respects to assume that no such facts exist. Nothing contained in this Section 4.4 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 4.2.

               Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent (a) any payment by the Company to the Debenture holders of amounts in connection with a redemption of Debentures if (i) notice of such redemption has been given pursuant to Section 3.2 prior to the receipt by the Debenture holders of written notice under this Section 4.4, and (ii) such notice of redemption is given not earlier than sixty (60) days before the redemption date or (b) any payment by the Company to the Debenture holders of amounts in connection with a repurchase of Debentures if (i) notice of such repurchase has been given pursuant to Article XIV prior to the receipt by the Debenture holders of written notice under this Section 4.4 and (ii) such notice of repurchase is given not earlier than forty (40) days before the repurchase date.

               SECTION 4.5 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

               SECTION 4.6 Certain Conversions Deemed Payment. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article XIII or in respect of payments of interest pursuant to Section 2.3 hereof and the pledge, issuance and delivery of common shares of United Microelectronics Corporation, a corporation duly organized and validly existing under the laws of the Republic of China and having its principal place of business at 300 No. 3, Li-hsin Rd. II, Science-Based Industrial Park, Hsinchu, Taiwan, R.O.C. ("UMC") pursuant to the Pledge and Security Agreement dated the date hereof among the Company and the Initial Purchasers (the "Pledge Agreement") shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 13.3), property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture. For the purposes of this Section, the term "junior securities" means (a) shares of any capital stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated and provided in this

Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article XIII.

               SECTION 4.7 No Impairment to Rights to Collateral. Notwithstanding anything to the contrary in this Article IV or otherwise in this Indenture, nothing shall impair, delay, limit or prohibit any holder of Debentures from exercising or enforcing any rights or remedies available to such holder under the Pledge Agreement (and without notice to any holder of Senior Indebtedness), whether or not otherwise prohibited by this Indenture and whether or not such exercise or enforcement occurs in connection with any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, and no holder of Debentures shall have any obligation to hold, set aside or pay over to or for the benefit of any of the Company or any holder of Senior Indebtedness any of the collateral secured under the Pledge Agreement or proceeds therefrom.

                                    ARTICLE V

                       PARTICULAR COVENANTS OF THE COMPANY

               SECTION 5.1 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of interest on the Debentures due on any semi-annual interest payment date shall be paid (a) by wire transfer in immediately available funds in accordance with the wire transfer instructions designated on the Schedule of Buyers attached hereto (as the same may be changed by delivery of written instructions by such holder to the Company at least two Business Days prior to the date of such payment) and (b) in the case of interest payments made in Interest Shares, in shares of Common Stock, as provided in
Section 2.3(b).

               SECTION 5.2 Deliveries. In all instances under this Indenture, the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served to the Company in accordance with the notice provisions of Section 15.3.

               SECTION 5.3 Existence. Subject to Article XI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

               SECTION 5.4 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of (and premium, if any) or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Debenture holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

               SECTION 5.5 Compliance Certificate. The Company shall deliver to each Debenture holder within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2002) an Officers' Certificate stating whether or not the signers know of any Event of Default that occurred during such period. If the signers have knowledge of any such Event of Default, such Officers' Certificate shall describe the Event of Default and its status.

               SECTION 5.6 Further Instruments and Acts. Upon the reasonable request of any Debenture holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

               SECTION 5.7 Restriction on Redemption, Repayments, Stock Repurchases. The Company shall not, and the Company shall not permit any of the Subsidiaries, its Affiliates, or any agent, broker, dealer or other Person by or on behalf of the Company to, directly or indirectly, (a) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or marketable securities, including, without limitation, common shares of UMC (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise) (i) all or any portion of any Subordinated Indebtedness of the Company, including, without limitation, the Subordinated Notes, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Subordinated Indebtedness or otherwise, or (ii) any capital stock of the Company, including, without limitation, by way of the payment of any dividends or other distributions thereon (other than such dividends or distributions by the Company made in Common Stock or of rights pursuant to any stockholders' rights plan adopted by the Company as of the date hereof); provided, however, that, so long as no event constituting a default or an Event of Default has occurred and is continuing on the date any of the following payments is due or is otherwise made, the Company may, without regard to the foregoing limitation (A) pay in cash scheduled interest payments, in each case in the manner set forth in the original documentation governing such Subordinated Indebtedness at an annual rate not to exceed 15% per annum on the principal amount of such Subordinated Indebtedness, (B) pay in cash regularly scheduled dividends in respect of any capital stock of the Company, other than Common Stock, in the manner set forth in the constituent document of the Company governing the rights, preferences and limitations of such preferred capital stock at an annual rate not to exceed 15% per annum on the stated value of such preferred capital stock, (C) redeem, repurchase or otherwise acquire for value any Common Stock held by any employee, consultant or director of the Company or any of its Subsidiaries pursuant to any stock option plan or restricted stock plan, or any employee, consultant, director or management equity subscription agreement or stock option agreement, approved by the Board of Directors; provided, that such redemption, repurchase or acquisition is expressly required of the Company or any Subsidiary by the terms of the plan or agreement pursuant to which such Common Stock was originally issued;

provided, further, that in no event shall redemptions, repurchases or other acquisitions of Common Stock pursuant to this Section 5(a)(ii)(C) require expenditures of cash or other value that exceeds in the aggregate $1,000,000 in any twelve-month period and (D) issue Common Stock and/or warrants to purchase Common Stock (provided that such warrants do not require or permit any payment of cash by or on behalf of the Company in respect of such warrants, other than payments in respect of fractional shares) to holders of Subordinated Notes in connection with a Complete Restructuring or any Partial Restructuring pursuant to Article VIII hereof or (b) announce or effect any redemption of all or any portion of the Subordinated Notes until not less than thirty (30) days following the redemption of all Debentures in accordance with Article III hereof or other payment in full of the Debentures.

               SECTION 5.8 Anti-Layering. The Company shall not, and the Company shall not permit any of the Subsidiaries to, directly or indirectly, incur or suffer to exist any Indebtedness that is both (a) subordinate or junior in right of payment to any Senior Indebtedness and (b) senior or pari passu in any respect in right of payment to the Debentures; provided, that notwithstanding the foregoing limitation, the Company and/or any of the Subsidiaries may incur indebtedness that is pari passu in right of payment to the Debentures up to an aggregate amount not to exceed $25,000,000 at any time.

                                   ARTICLE VI

                             REPORTS BY THE COMPANY

               SECTION 6.1 Reports by Company. The Company shall deliver to each Debenture holder (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarter and the related consolidated statements of operations and cash flows for such fiscal quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company for such quarter.

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

               SECTION 7.1 Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                      (a) default in the payment of the principal of and premium, if any, on any of the Debentures as and when the same shall become due and payable, either at maturity or in connection with any redemption or repurchase, by declaration or otherwise, whether or not such payment is prohibited by the provisions of Article IV; or

                      (b) default in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is prohibited by the provisions of Article IV; or

                      (c) a default in the payment of the Repurchase Price in respect of any Debenture on the repurchase date therefor in accordance with the provisions of Article XIV, whether or not such payment is prohibited by the provisions of Article IV; or

                      (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and, if such failure is capable of cure, such failure continues for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by any holder of Debentures; or

                      (e) failure by the Company or any Significant Subsidiary to make any payment when due and payable, including any applicable grace period, in respect of indebtedness, which term as used herein means obligations (other than the Debentures or non-recourse obligations) of, or guaranteed or assumed by, the Company, or any Significant Subsidiary, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments ("Indebtedness") in an amount in excess of $15,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for thirty (30) days after written notice thereof shall have been given to the Company by any holder of Debentures; or

                      (f) a default by the Company or any Significant Subsidiary with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $15,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of thirty (30) days after written notice thereof shall have been given to the Company by any holder of Debentures; or

                      (g) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                      (h) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days; or

                      (i) (A) the failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company in the Pledge Agreement or the Option Agreement dated the date of this Indenture among the Company and the Initial Purchasers (the "Option Agreement") or (B) the failure of the Company to make any cash payment when due and payable under any of the Registration Rights Agreement, the Purchase Agreement or the Warrants issued to the Initial Purchasers pursuant to the Purchase Agreement; and, in the case of any such failure, such failure, if capable of cure, continues for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by any holder of Debentures;

                      (j) the failure on the part of the Company duly to observe or perform the covenants set forth in Section 4(o) of the Purchase Agreement;

                      (k) failure by the Company or any Significant Subsidiary to make any payment when due and payable, including any applicable grace period, in respect of Indebtedness, other than Senior Indebtedness, in an amount in excess of $10,000,000, individually or in the aggregate, or the equivalent thereof in any other currency or composite currency and such failure shall have continued for thirty (30) days after written notice thereof shall have been given to the Company by any holder of Debentures; or

                      (l) failure by the Company to make any payment when due and payable, including any applicable grace period, in respect of any of the Subordinated Notes,

then, and in each and every such case (other than an Event of Default specified in Section 7.1(g) or (h)), unless the principal of all of the Debentures shall have already become due and payable, the holders of not less than a majority in aggregate principal amount of the Debentures then outstanding hereunder determined in accordance with Section 9.3, by notice in writing to the Company may declare the principal of and premium, if any, on all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(g) or (h) occurs and is continuing, the principal of all the Debentures and the interest accrued thereon shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of, and premium, if any, on, any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and the reasonable expenses, disbursements and advances reasonably incurred or made by any Debenture holder to enforce its rights under this Section 7.1 or any of the other provisions of this Indenture, then and in every such case the holders of not less than a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Company shall notify each Debenture holder, promptly upon becoming aware thereof, of any Event of Default. The Company shall also notify each Debenture holder, promptly upon becoming aware thereof, of any of the following:
(i) any failure by the Company or any Significant Subsidiary to make any payment when due and payable, including any applicable grace period, in respect of Indebtedness in an amount in excess of $15,000,000 or the equivalent thereof in any other currency or composite currency, (ii) any default by the Company or any Significant Subsidiary with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $15,000,000 or the equivalent thereof in any other currency or composite currency, (iii) failure by the Company or any Significant Subsidiary to make any payment when due and payable, including any applicable grace period, in respect of Indebtedness, other than Senior Indebtedness, in an amount in excess of $10,000,000, individually or in the aggregate, or the equivalent thereof in any other currency or composite currency and (iv) failure by the Company to make any payment when due and payable, including any applicable grace period, in respect of the Subordinated Notes.

               In case any Debenture holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to such Debenture holder, then and in every such case the Company and the holders of Debentures shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the holders of Debentures shall continue as though no such proceeding had been instituted.

               SECTION 7.2 Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall have become due and payable, either at maturity or in connection with any redemption or repurchase, by declaration under this Indenture or otherwise, then, upon demand of holders of not less than a majority of the then outstanding principal amount of Debentures, the Company will pay to the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable expenses of the Debenture holders and a single counsel incurred by the Debenture holders hereunder. Until such demand by such holders, the Company may pay the principal of (premium, if any) and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

               In case the Company shall fail forthwith to pay such amounts upon such demand, each Debenture holder shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid to such Debenture holder, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

               In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, each Debenture holder, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether such Debenture holder shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of such Debenture holder's Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of such Debenture holder allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, including the reasonable expenses and counsel fees referred to above. To the extent that such payment of reasonable expenses and fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

               All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by any Debenture holder without the possession of any of the Debentures or the production thereof at any trial or other proceeding relative thereto.

               SECTION 7.3 Application of Monies Collected by Debenture Holders. Any monies collected by any Debenture holder pursuant to this Article VII shall be applied in the order following, upon presentation of the Debenture(s) of such Debenture holder, and the notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

               First: Subject to the provisions of Article IV, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest upon the overdue installments of interest at the rate borne by the Debentures;

               Second: Subject to the provisions of Article IV, in case the principal of the outstanding Debentures shall have become due, either at maturity or in connection with any redemption or repurchase, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and upon overdue installments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture; and

               Third: Subject to the provisions of Article IV, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

               SECTION 7.4 No Impairment. Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (and premium, if any) and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder. Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of any other holder of Debentures, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

               SECTION 7.5 Remedies Cumulative and Continuing. All powers and remedies given by this Article VII to the Debenture holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Debenture holders may be exercised from time to time, and as often as shall be deemed expedient, by the Debenture holders.

               SECTION 7.6 Undertaking to Pay Costs. All parties to this Indenture agree that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.6 shall not apply to any suit instituted by any Debenture holder, or group of

Debenture holders, holding in the aggregate more than 10% in principal amount of the Debentures at the time outstanding determined in accordance with Section 9.3, or to any suit instituted by any Debenture holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture (including, but not limited to, the redemption price or repurchase price with respect to the Debentures being redeemed or repurchased as provided in this Indenture) on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article XIII.

               SECTION 7.7 Delay Or Omission Not Waiver. No delay or omission of any holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the holders of Debentures may be exercised from time to time, and as often as may be deemed expedient, by the holders of Debentures.

                                  ARTICLE VIII

                   ACTIONS WITH RESPECT TO SUBORDINATED NOTES

               SECTION 8.1 Complete Restructuring. In connection with the first time, and only the first time, the Company, directly or indirectly, shall enter into agreement(s) to effectuate in any manner a modification to the terms of all, but not less than all, of the Subordinated Notes outstanding on the date of this Indenture (a "Complete Restructuring"), the Company shall (a) deliver written notice to each holder of Debentures (a "Complete Restructuring Notice") at the same time such notice is delivered to all holders of outstanding Subordinated Notes, but in no event prior to the public announcement of the Complete Restructuring, which shall state: (i) the date on which the Complete Restructuring is to be effective and (ii) all of the terms and conditions on which the Complete Restructuring is to be effected and (b) deliver a copy of all agreements, certificates, instruments and other documents to be entered into in connection with the Complete Restructuring. Contemporaneous with the effectiveness of the Complete Restructuring, the Company and each holder of Debentures shall execute and deliver to the others a supplemental indenture in accordance with Article X hereof (but without regard to the requirement of written consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding required by Section 9.1), which supplemental indenture shall provide for a modification of the terms of this Indenture and the Debentures to conform in all material respects with the modifications made to the 1996 Indenture and the Subordinated Notes, shall provide for the receipt by each holder of Debentures of a pro rata portion of any payments or other benefits given to the holders of the Subordinated Notes in connection with the Complete Restructuring at the same time such payments and/or benefits are paid or given to the holders of Subordinated Notes and shall provide for each holder of Debentures to have the continuing right after the Complete Restructuring to participate in all future full or partial restructurings of modifications or amendments to the Subordinated Notes (or such other securities, instruments and agreements issued or entered into in connection with the Complete Restructuring) on the same basis that the holders of Debentures are permitted to participate in Partial Restructurings under
Section 8.2 hereof ; provided, however, that in no event shall any such supplemental indenture (x) provide for an extension of the Maturity Date beyond the earlier of (A) 30 days prior to the maturity date of the Subordinated Notes, as the same may be extended and (B) September 1, 2005 or (y) result in a change or modification to Sections 4.1, 4.7 or 5.8 of the Indenture that would adversely affect in any way the rights and ranking of the Debentures.

               SECTION 8.2 Partial Restructurings. If at any time and from time to time after the date hereof, the Company, directly or indirectly, shall enter into agreement(s) to effectuate in any manner a modification to the terms of the outstanding Subordinated Notes, other than by way of a Complete Restructuring (each, a "Partial Restructuring"), the Company shall (i) deliver written notice to each holder of Debentures (a "Partial Restructuring Notice") at the same time such notice is delivered to all holders of outstanding Subordinated Notes participating in the Partial Restructuring but in no event prior to the public announcement of the Partial Restructuring, which shall state: (x) the date on which the Partial Restructuring is to be effective and (y) all of the terms and conditions on which the Partial Restructuring is to be effected and (ii) deliver a copy of all agreements, certificates, instruments and other documents to be entered into in connection with the Partial Restructuring. Each holder shall have the option, but not the obligation, to accept a modification of the terms of this Indenture (solely as to the portion of such holder's Debentures being modified) and the portion of such holder's Debentures that are being modified as determined below (if a modification to the form of Debenture is deemed appropriate by the Company and the affected holder(s) of Debentures) up to such holder's pro rata portion of its Debentures outstanding immediately prior to the effectiveness of the Partial Restructuring that is equal to the proportion of the original outstanding principal amount of Subordinated Notes that are restructured in the Partial Restructuring; provided, that if the Partial Restructuring will result in all of the original principal amount of Subordinated Notes being restructured, each holder of Debentures shall have the right, but not the obligation, to accept such a modification as aforesaid as to all or any portion of such holder's Debentures; in each case consistent in all material respects with the modifications made to the 1996 Indenture and the Subordinated Notes in the Partial Restructuring, at the same time that the Partial Restructuring is effected (the "Partial Restructuring Option"), including, without limitation, the right to receive a pro rata portion of any payments or other benefits given to the holders of the Subordinated Notes in connection with such Partial Restructuring at the same time such payments and/or benefits are paid or given to the holders of Subordinated Notes, by delivering to the Company a notice (the "Partial Restructuring Option Exercise Notice") to such effect within five (5) Business Days of the holder's receipt of the Partial Restructuring Notice. Contemporaneous with the effectiveness of any Partial Restructuring, the Company and the holder(s) delivering the Partial Restructuring Option Exercise Notice shall execute and deliver to each other a supplemental indenture in accordance with Article X hereof (but without regard to the requirement of written consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding required by Section 9.1), which supplemental indenture shall provide for a modification of the terms of this Indenture (solely as it relates to the portion of such holder's Debentures being restructured) and the pro rata portion of such holder's Debentures being restructured to conform in all material respects with the modifications made to the 1996 Indenture and the Subordinated Notes; provided, however, that in no event shall any such supplemental indenture (x) provide for an extension of the Maturity Date beyond the earlier of (A) 30 days prior to the maturity date of the Subordinated Notes, as the same may be extended and (B) September 1, 2005 or (y) result in a change or modification to Sections 4.1, 4.7 or 5.8 of the Indenture that would adversely affect in any way the rights and ranking of the Debentures. Notwithstanding anything in this Section
8.2 to the contrary, if the Company engages in a Partial Restructuring (the Subordinated Notes so restructured being referred to herein as the "Restructured Notes"), then such holder shall have the right, but not the obligation, in connection with each subsequent Partial Restructuring of the Restructured Notes (or any other securities, instruments and agreements issued or entered into in connection with the Partial Restructuring) to participate in such subsequent Partial Restructuring up to its pro rata portion of outstanding principal amount of Debentures in accordance with the procedures set forth in this Section 8.2 and in connection with such subsequent participation such holder shall have the right in accordance with this Section 8.2 to accept all previous modifications made to the Restructured Notes (and any other securities, instruments and agreements issued or entered into in connection with all prior Partial Restructurings of the Restructured Notes) in all previous Partial Restructurings, whether or not such holder participated with respect to all or any portion of the outstanding principal amount of its Debentures in any such prior Partial Restructuring.

               SECTION 8.3 Announcements Regarding Restructurings. The Company shall within one Business Day of the effectiveness of a Complete Restructuring and any Partial Restructuring pursuant to Sections 8.1 and 8.2 hereof file a Current Report on Form 8-K describing all material terms of each such transaction and filing as exhibits thereto each material agreement, instrument and supplemental indenture entered into in connection with such transaction.

                                   ARTICLE IX

                        CONCERNING THE DEBENTURE HOLDERS

               SECTION 9.1 Action by Debenture Holders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Debenture holders in person or by agent or proxy appointed in writing.

               SECTION 9.2 Who are Deemed Absolute Owners. The Company may deem the person in whose name such Debenture shall be registered upon the Debenture register to be, and may treat such person as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and the Company shall not be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

               SECTION 9.3 Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section
9.3 if the pledgee shall establish to the reasonable satisfaction of the Company the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. .

               SECTION 9.4 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Company revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                    ARTICLE X

                             SUPPLEMENTAL INDENTURES

               SECTION 10.1 Supplemental Indentures. With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding (determined in accordance with Section 9.3), the Company, when authorized by the resolutions of the Board of Directors, and such holders may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof, impair, or change in any respect adverse to the holder of Debentures, the obligation of the Company to repurchase any Debenture at the option of the holder upon the happening of a Designated Event, or impair or adversely affect the right of any Debenture holder to institute suit for the payment thereof, or make the principal thereof, or interest or premium, if any, thereon, payable in any coin or currency other than that provided in the Debentures, or change or impair the right to convert the Debentures into Common Stock subject to the terms set forth herein, including Section 13.6, or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Debenture holders, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding.

               Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, the consenting holders shall join with the Company in the execution of such supplemental indenture and the Company shall promptly after the execution thereof deliver a fully executed copy of such supplemental indenture to each Debenture holder.

               SECTION 10.2 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                                   ARTICLE XI

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

               SECTION 11.1 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.2, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, and the Company hereby covenants and agrees, that (i) upon any such consolidation with, merger into, or sale, conveyance or lease to another corporation, the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the holders of not less than a majority in aggregate principal amount of the Debentures then outstanding, executed and delivered to each Debenture holder by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, (ii) such supplemental indenture shall provide for the applicable conversion rights set forth in Section 13.6 and the repurchase rights set forth in Article XIV; and (iii) the said consolidation, merger, sale, conveyance or lease shall not result in the occurrence of an Event of Default or, after notice or lapse of time result in an Event of Default.


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
               SECTION 11.2 Successor Corporation to be Substituted. In case of any such consolidation with, merger into, or sale, conveyance or lease to another corporation in accordance with Section 11.1 and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to each Debenture holder and satisfactory in form to the holders of not less than a majority in aggregate principal amount of the Debentures then outstanding, of the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of SONICblue Incorporated any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to each Debenture holder; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Company shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Debenture holder and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Debenture holder for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XI may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

               In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

               SECTION 11.3 Opinion of Counsel to be Given Debenture Holders. Each Debenture holder shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this
Article XI.

                                   ARTICLE XII

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

               SECTION 12.1 Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of (or premium, if any) or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                  ARTICLE XIII

                            CONVERSION OF DEBENTURES

               SECTION 13.1 Right To Convert. Subject to and upon compliance with the provisions of this Indenture, the holder of any Debenture shall have the right, at its option, at any time prior to the close of business on the Maturity Date (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, except as provided in Section 3.2 and the fourth paragraph of Section 13.2, at the close of business on the third Business Day prior to the date fixed for redemption of such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Debenture so to be converted in whole or in part in the manner provided in Section 13.2. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted its Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article XIII.

               SECTION 13.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Debenture, the holder of any such Debenture to be converted in whole or in part shall surrender such Debenture, duly endorsed, to the Company in accordance with Section 15.3, accompanied by the funds, if any, required by the final paragraph of this
Section 13.2, and shall give written notice of conversion in the form provided on the Debentures (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Debenture or such portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 13.7. Each such Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or its duly authorized attorney.

               As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Debenture holder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), the Company shall issue and shall deliver to such holder in accordance with Section 15.3 hereof, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 13.3. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and deliver to the holder of the Debenture so surrendered, without charge to such holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

               Each conversion shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 13.2 have been satisfied as to such Debenture (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Debenture shall be surrendered.

               Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date through the close of business on the Business Day next preceding such interest payment date shall (unless such Debenture or portion thereof being converted shall have been called for redemption during the period from the close of business on such record date to the close of business on the Business Day next preceding such interest payment date) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Debenture at the close of business on such record date; provided, however, that if the Company shall default in the payment of interest on such interest payment date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section 13.2, no adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article.

               SECTION 13.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the current market value thereof to the holder of Debentures. For these purposes, the current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 13.5(g).

               SECTION 13.4 Conversion Price. The conversion price shall be as specified in the form of Debenture (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XIII.

               SECTION 13.5 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 13.5(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this
Section 13.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                      (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 13.5(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                      (c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 13.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 13.5(b), (2) dividends and distributions paid exclusively in cash and
(3) any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 13.6 applies) (the foregoing hereinafter in this Section 13.5(d) called the "Securities")) (unless the Company elects to reserve such Securities for distribution to the Debenture holders upon conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had converted its Debentures into Common Stock immediately prior to the Record Date (as defined in Section 13.5(g) for such distribution of the Securities)), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 13.5(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debenture holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 13.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 13.5(g) to the extent possible, unless the Board of Directors in a board resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Debenture holder.

               Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.5(d) (and no adjustment to the Conversion Price under this Section 13.5(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 13.5(d), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant, (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

               For purposes of this Section 13.5(d) and Sections 13.5(a) and
(b), any dividend or distribution to which this Section 13.5(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 13.5(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 13.5(b) applies (and any Conversion Price reduction required by this Section 13.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 13.5(a) and (b) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 13.5(a) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of
Section 13.5(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 13.5(a).

                      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 13.6 applies or as part of a distribution referred to in Section 13.5(d)), in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 13.5(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 13.5(f) has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in Section 13.5(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date. The Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10.0% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date, provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debenture holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash such holder would have received had such holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Debentures as to which the Company makes the election permitted by Section 13.5(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 13.5(e).

                      (f) In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares

(as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 13.5(f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 13.5(e) has been made, exceeds 10.0% of the product of the Current Market Price (determined as provided in Section 13.5(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 13.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 13.5(f). Any cash distribution to all holders of Debentures as to which the Company makes the election permitted by Section 13.5(m) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 13.5(e).

                      (g) For purposes of this Section 13.5, the following terms shall have the meaning indicated:

                       (1) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock

        Exchange, as applicable, or, if such security is not listed or admitted to trading on such National Market or Exchange, on the principal national security exchange or quotation system on which such security is listed or quoted or admitted to trading, or, if not listed or quoted or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                       (2) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 13.5(a), (b), (c), (d), (e) or (f) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 13.5(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 13.5(d) or (f), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under Section 13.5(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 13.5(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 13.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 13.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                       (3) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                       (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                       (5) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                      (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 13.5(a), (b), (c), (d), (e) or
(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

               To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall deliver to the holder of each Debenture at its last address appearing on the Debenture register provided for in Section 2.5 a notice of the reduction at least fifteen
(15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                      (i) No adjustment in the Conversion Price shall be required unless such adjustment would require a decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 13.5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                      (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly deliver to each Debenture holder an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Price to the holder of each Debenture in accordance with Section 15.3, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                      (k) In any case in which this Section 13.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Debenture converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 13.3.

                      (l) For purposes of this Section 13.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                      (m) In lieu of making any adjustment to the Conversion Price pursuant to Section 13.5(e), the Company may elect to pay to each holder of the Debentures within five (5) Business Days of the effective date of such adjustment the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Debentures into Common Stock. The Company may make such election by providing written notice to each holder of Debentures to such effect on or prior to the payment date for any such cash payment, which notice shall state the amount of cash per $1,000 principal amount of Debentures such holders shall be entitled to receive on the date of such payment. The Company agrees that if it elects to make any adjustment to the Conversion Price through the reservation and payment of cash to holders of Subordinated Notes pursuant to Section 15.5(m) of the 1996 Indenture that it shall make the same election with respect to the payment of cash to the holders of Debentures under this Section 13.5(m).

               SECTION 13.6 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the each holder a supplemental indenture in a form reasonably acceptable to holders of not less than a majority of the aggregate principal amount of Debentures then outstanding providing that such Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Debentures) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing shares"), then for the purposes of this Section 13.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XIV herein.

               The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

               If this Section 13.6 applies to any event or occurrence, Section
13.5 shall not apply.

               SECTION 13.7 Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Debenture holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

               SECTION 13.8 Reservation of Shares; Shares to be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

               The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

               The Company covenants that it shall promptly secure the listing of all of the shares of Common Stock issuable upon conversion of the Debentures upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock issuable upon conversion of the Debentures from time to time issuable under the terms of the Debentures and this Indenture.

               SECTION 13.9 Notice To Holders Prior To Certain Actions. In case:

                      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (that would require an adjustment in the Conversion Price pursuant to Section 13.5); or

                      (b) the Company shall authorize the granting to all or substantially all of the holders of record of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                      (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                      (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; the Company shall deliver to each holder of Debentures in accordance with Section 15.3 hereof, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                   ARTICLE XIV

                       REPURCHASE UPON A DESIGNATED EVENT

               SECTION 14.1 Repurchase Right.

                      (a) If, at any time prior to the Maturity Date there shall occur a Designated Event, then each Debenture holder shall have the right, at such holder's option, but subject to the provisions of Section 14.2, to require the Company to repurchase all of such holder's Debentures, or any portion thereof (in principal amounts of $1,000 or integral multiples thereof), on the repurchase date fixed by the Company that is not less than 30 days nor more than 45 days after the date of the Company Notice (as defined in Section 14.3 below) of such Designated Event (or, if such 45th day is not a Business Day, the next succeeding Business Day). The repurchase price shall be equal to 100% of the principal amount of Debentures, together with accrued interest, if any, to, but excluding, the repurchase date (the "Repurchase Price"); provided that if such repurchase date is March 1 or September 1, then the interest payable on such date shall be paid to the holder of record of the Debenture on the next preceding February 15 or August 15, respectively. At the option of any holder of Debentures exercising its right to repurchase its Debentures pursuant to this
Section 14.1(a) upon a Designated Event, such holder's Debentures may not be repurchased if there has occurred and is continuing an Event of Default, other than a default in the payment of the Repurchase Price with respect to such

Debentures on the repurchase date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in Section 14.2, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price as described in Section 14.2(a). Whenever in this Indenture there is a reference, in any context, to the principal of any Debenture as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Debenture to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article IV, such reference shall be deemed to include reference to the Repurchase Price only if the Repurchase Price is payable in cash.

               SECTION 14.2 Conditions to the Company's Election to Pay the Repurchase Price in Common Stock. The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 14.1 if and only if the following conditions have been satisfied:

                      (a) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the repurchase date of not less than the Repurchase Price. For purposes of this Section 14.2, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the repurchase date;

                      (b) In the event any shares of Common Stock to be issued upon repurchase of Debentures hereunder require registration under any Federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase, such registration shall have been completed and shall be effective;

                      (c) In the event any shares of Common Stock to be issued upon repurchase of Debentures hereunder require registration with or approval of any governmental authority under any State law or any other Federal law before such shares may be validly issued or delivered upon repurchase, such registration shall have been completed, have become effective and such approval shall have been obtained, in each case, prior to the repurchase date;

                      (d) The shares of Common Stock deliverable in payment of the Repurchase Price shall have been quoted on the Nasdaq National Market or listed on a national securities exchange, in either case, prior to the repurchase date;

                      (e) All shares of Common Stock deliverable in payment of the Repurchase Price shall be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights; and

                      (f) The delivery of shares of Common Stock as payment of the Repurchase Price would not cause or result in a violation of either Section
15.7 or Section 15.8
of this Indenture (assuming, solely in the case of Section 15.8, that all of the Warrants issued to the Initial Purchasers pursuant to the Purchase Agreement had been exercised in full); provided, that the Company may deliver to any holder of Debentures as partial payment of the Repurchase Price that number of shares of Common Stock (pro rata among the holders of Debentures based on the aggregate principal amount of Debentures purchased by such holder out of the total aggregate principal amount of Debentures purchased by all holders of Debentures) that would not result in a violation of Section 15.7 or Section 15.8 and the balance of the Repurchase Price shall be paid only in cash.

               If all of the conditions set forth in this Section 14.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

               SECTION 14.3 Notices; Method of Exercising Repurchase Right, Etc.

                      (a) Unless the Company shall have theretofore called for redemption all of the outstanding Debentures, on or before the fifteenth (15th) calendar day after the occurrence of a Designated Event, the Company shall deliver to all holders of Debentures a notice (the "Company Notice") of the occurrence of the Designated Event and of the repurchase right set forth herein arising as a result thereof. The Company Notice shall contain the following information:

                       (1) the repurchase date,

                       (2) the date by which the repurchase right must be exercised,

                       (3) the last date by which the election to require repurchase, if submitted, may be revoked,

                       (4) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

                       (5) a description of the procedure which a holder must follow to exercise a repurchase right, and

                       (6) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Debentures to be repurchased will terminate and the place or places where Debentures may be surrendered for conversion.

               No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

               If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

                      (b) To exercise a repurchase right, a holder shall deliver to the Company on or before the close of business on the second Business Day preceding the repurchase date (i) written notice to the Company (or agent designated by the Company for such purpose) of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of the Debentures to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Election of repurchase by a holder shall be revocable at any time prior to, but excluding, the repurchase date, by delivering written notice to that effect to the Company prior to the close of business on the second Business Day prior to the repurchase date.

                      (c) In the event the repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to such holder the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the holder on the repurchase date or, if shares of Common Stock are to be issued, as promptly after the repurchase date as practicable.

                      (d) If the Company fails to repurchase on the repurchase date any Debentures (or portions thereof) as to which the repurchase right has been properly exercised, then the principal of such Debentures shall, until paid, bear interest to the extent permitted by applicable law from the repurchase date at the rate borne by the Debenture and each such Debenture shall be convertible into Common Stock in accordance with this Indenture (without giving effect to Section 14.2(b)) until the principal of such Debenture shall have been paid or duly provided for.

                      (e) Any Debenture which is to be repurchased only in part shall be surrendered to the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder thereof or its attorney duly authorized in writing) and the Company shall execute and deliver to the holder of such Debenture without service charge a new Debenture or Debentures, containing identical terms and conditions, of any authorized denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

                      (f) On or prior to the repurchase date, the Company shall deliver to the holder an amount of money sufficient to pay the Repurchase Price of the Debentures that are to be repaid on the repurchase date, provided that if such payment is made on the repurchase date it must be received by the holder on such date.

                      (g) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the repurchase date and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the repurchase date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Debenture declared prior to the repurchase date.

                      (h) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon repurchase of Debentures. If more than one Debenture shall be repurchased from the same holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issued upon repurchase shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so repurchased. If any fractional share of stock otherwise would be issuable upon repurchase of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the current market value thereof to the holder of Debentures. For these purposes, the current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the repurchase date and such Closing Price shall be determined as provided in Section 13.5(g).

                      (i) The issue of stock certificates on repurchase of Debentures shall be made without charge to the holder of Debentures being repurchased for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture repurchased, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

               SECTION 15.1 Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements of the Company in this Indenture contained shall bind its successors and assigns whether so expressed or not.

               SECTION 15.2 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

               SECTION 15.3 Addresses for Notices etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Indenture must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


                      If to the Company:

                             SONICblue Incorporated
                             2841 Mission College Boulevard
                             Santa Clara, California 95054
                             Telephone:     (408) 588-8000
                             Facsimile:     (408) 980-5444
                             Attention:     General Counsel

                      With a copy to, which shall not constitute notice:

                             Pillsbury Winthrop LLP
                             2550 Hanover Street
                             Palo Alto, California 94304
                             Telephone:     (650) 233-4500
                             Facsimile:     (650) 233-4545
                             Attention:     Jorge A. del Calvo

               If to a holder of Debentures, to it at the address and facsimile number set forth on the Schedule of Purchasers, with copies to such Purchaser's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five
(5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

               SECTION 15.4 Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York.

               SECTION 15.5 Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

               SECTION 15.6 No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

               SECTION 15.7 Limitation on Beneficial Ownership. Notwithstanding anything herein to the contrary, the Company shall not effect and shall have no obligation to effect any conversion of any Debenture, and no holder of Debentures shall have the right to convert any Debentures, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's Affiliates) would have acquired, through conversion of Debentures or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Debentures with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Debentures beneficially owned by such Person or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this
Section 15.7, beneficial ownership shall be calculated in accordance with
Section 13(d) of the Exchange Act. For purposes of this Section 15.7, in determining the number of outstanding shares of Common Stock, a holder of Debentures may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Debentures by the holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

               SECTION 15.8 Limitation on Number of Shares of Common Stock. Notwithstanding anything herein to the contrary, the Company shall not be obligated to issue shares of Common Stock upon conversion of this Debenture or in respect of the payment of interest in the form of Interest Shares only to the extent that any issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon conversion of the Debentures and the Warrants issued to the Initial Purchasers pursuant to the Purchase Agreement (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market (as defined in the Purchase Agreement), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount. Until such approval is obtained, the holders of Debentures shall not be issued, upon conversion of the Debentures or payments in the form of Interest Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by
(ii) a fraction, the
numerator of which is the aggregate principal amount of Debentures issued to such Initial Purchaser pursuant to the Purchase Agreement and the denominator of which is the aggregate principal amount of all the Debentures issued to the Initial Purchasers pursuant to the Purchase Agreement (the "Cap Allocation Amount").

               SECTION 15.9 Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

               SECTION 15.10 Table of Content, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

               SECTION 15.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

               SECTION 15.12 Assignment, Etc. Any holder of Debentures may, subject to compliance with the Purchase Agreement and to applicable federal and state securities laws and the legend set forth on the Debentures, transfer or assign its Debenture(s) or any interest therein and herein and may pledge, encumber or transfer any of its rights or interest in and to the Debenture and herein or any part hereof and thereof and, without limitation, each assignee, transferee and pledgee (which may include any Affiliate of the holder) shall have the right to transfer or assign its interest. Each such assignee, transferee and pledgee shall have all of the rights of a holder of the Debenture and this Indenture.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed and attested as of the date first written above.

                                        SONICBLUE INCORPORATED


                                        By: /s/ JOHN J. TODD
                                           ---------------------------------
                                           Name: John J. Todd
                                           Title: Chief Operating Officer

Attest:



                                        INITIAL PURCHASERS:


                                        PORTSIDE GROWTH AND OPPORTUNITY FUND

                                        By: /s/ JEFFREY M. SOLOMON
                                           ---------------------------------
                                           Name:  Jeffrey M. Solomon
                                           Title: Managing Officer

                                        SMITHFIELD FIDUCIARY LLC

                                        By: /s/ ADAM J. CHILL
                                           ---------------------------------
                                           Name:  Adam J. Chill
                                           Title: Authorized Signatory

                                        CITADEL EQUITY FUND LTD.

                                        By: /s/ KENNETH A. SIMPLER
                                           ---------------------------------
                                           Name:  Kenneth A. Simpler
                                           Title: Vice President

                               SCHEDULE OF BUYERS


                                                        Principal    Investor's Representatives'
Initial Purchaser       Initial Purchaser Address       Amount of            Address and
      Name                 and Facsimile Number         Debentures         Facsimile Number                Wire Instructions
--------------------    ----------------------------   -----------   ---------------------------      -------------------------
Portside Growth &       c/o Ramius Capital Group,      $25,000,000    Schulte Roth & Zabel LLP
Opportunity Fund,       L.L.C.                                        919 Third Avenue
Ltd.                    666 Third Avenue, 26th Floor                  New York, NY  10022
                        New York, NY 10017                            Attn: Eleazer Klein, Esq.
                        Attention: Jeffrey M. Solomon                 Telephone: (212) 756-2000
                        Andrew Strober                                Facsimile: (212) 593-5955
                        Telephone:  (212) 845-7917
                        Facsimile:  (212) 845-7999





Smithfield Fiduciary    c/o Highbridge Capital
LLC                     Management, LLC                $25,000,000    Schulte Roth & Zabel LLP
                        9 West 57th Street, 27th Floor                919 Third Avenue
                        New York, New York  10019                     New York, NY  10022
                        Attention:  Ari J. Storch                     Attn: Eleazer Klein, Esq.
                                    Adam J. Chill                     Telephone: (212) 756-2000
                        Telephone:  212-287-4720                      Facsimile: (212) 593-5955
                        Facsimile:  212-751-0755



Citadel Equity          c/o Citadel Investment         $25,000,000    Katten Muchin
Fund Ltd.               Group, L.L.C.                                 Zavis Rosenman
                        225 West Washington Street                    525 W. Monroe Street
                        Chicago, Illinois 60606                       Chicago, Illinois
                        Attention:  Kenneth A.                        60661-3693
                        Simpler                                       Attention: Robert J.
                        Facsimile: (312) 338-0780                     Brantman, Esq.
                        Telephone: (312) 338-7801                     Facsimile: (312) 902-1061
                                                                      Telephone: (312) 902-5289